QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-50833, Form S-3 No. 333-93809, and Form S-8 No. 333-84245 pertaining to stock option and purchase plans) of FiNet.com, Inc. and subsidiaries and in the related Prospectuses of our report dated February 15, 2002, with respect to the consolidated financial statements of FiNet.com, Inc. and subsidiaries included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

San Francisco, California
July 25, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS